Exhibit 10-3a

EXECUTION COPY

INTERCREDITOR AGREEMENT JOINDER

The undersigned, Valley Rents and Ready Mix, Inc., a Delaware corporation, hereby agrees to become party as a Grantor under the Intercreditor Agreement dated as of July 8, 2005 (the “Intercreditor Agreement”), among Neff Rental LLC and Neff Finance Corp. (collectively, “Holdings”), Neff Rental, Inc., the other Grantors (such term and each other capitalized term used but not defined herein having the meaning set forth in the Intercreditor Agreement) from time to time party thereto, the Credit Agreement Agent under the Credit Agreement and as Priority Lien Collateral Agent, and Wells Fargo Bank, National Association, as Trustee and as Parity Junior Lien Collateral Agent, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

Notices and other communications provided for in the Intercreditor Agreement shall be delivered by hand or by nationally recognized overnight courier service, mailed by certified or registered mail or sent by fax to the undersigned as follows:

Valley Rents and Ready Mix, Inc., c/o Neff Rental LLC, 3750 N.W. 87th Avenue, Suite 400, Miami, Florida 33718, Attention: Chief Financial Officer, (Facsimile No.: (305) 513-4156).

The provisions of Section 4.1 and Article VI of the Intercreditor Agreement will apply with like effect to this Joinder.

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IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of May ___, 2006.

VALLEY RENTS AND READY MIX, INC.

By:
Name:
Title:

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